UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1385 S. Colorado Blvd., Building A, Suite 322, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2023, authID Inc. (the "Company") entered into a services agreement with The Pipeline Group, Inc. (“TPG”). Ken Jisser, a director of the Company, is the founder and CEO of TPG, a technology-enabled services company that aims to deliver business results for companies looking to build a predictable and profitable pipeline.  The agreement provides that TPG will assist in providing outsourced sales including business development resources for outbound calling, provide support for automated dialing technology, classify customer data and other sales related services. In consideration of the services, the Company will pay TPG $47,000 per month during a one-year term.

The foregoing is only a summary of the material terms of the agreement entered with TPG and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the agreement entered with TPG is qualified in its entirety by reference to the form of such agreement, which is filed as an exhibit to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Index of Exhibits

Exhibit Number	Description

10.1♯	Agreement dated June 6, 2023 between The Pipeline Group, Inc. and authID Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

♯	Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: June 12, 2023	By:	/s/ Hang Thi Bich Pham
	Name:	Hang Thi Bich Pham
	Title:	Chief Financial Officer

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